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                                 EX-99.906CERT

Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer's knowledge and belief.

The undersigned officers of Nuveen Municipal Trust ("the Fund"), certify that, to the best of each such officer's knowledge and belief:

     1.   The Form N-CSR of the Fund for the period ended April 30, 2004
          (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date:  July 7, 2004
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                                                  /s/ Gifford R. Zimmerman
                                                  --------------------------
                                                  Chief Administrative Officer
                                                  (Chief Executive Officer)

                                                  /s/ Stephen D. Foy
                                                  ------------------
                                                  Vice President and Controller
                                                  (Chief Financial Officer)